UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report: July 31, 2017
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.
On August 2, 2017, Chegg, Inc. (“Chegg”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which Chegg agreed to issue and sell 10,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $13.50 per share (the “Offering”). Under the terms of the Underwriting Agreement, Chegg granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Common Stock. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering will be made pursuant to Chegg’s Registration Statement on Form S-3 (File No. 333-219592) that was filed with the Securities and Exchange Commission (“SEC”) and became immediately effective on July 31, 2017 (the “Registration Statement”), the preliminary prospectus relating to the Offering included therein and a final prospectus relating to the Offering dated August 2, 2017.
Chegg estimates that net proceeds from the Offering will be approximately $128.3 million, or approximately $147.7 million if the Underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and estimated Offering expenses payable by Chegg. Chegg intends to use the net proceeds from the Offering for working capital and other general corporate purposes, which may include acquisitions of businesses, technologies or other assets.
A copy of the Underwriting Agreement is filed as Exhibit 1.01 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
A copy of the opinion of Fenwick & West LLP, relating to the validity of 9,200,000 of the Shares in connection with the Offering, was filed with the Registration Statement as Exhibit 5.01 thereto. A copy of the opinion of Fenwick & West LLP, relating to the validity of 2,300,000 of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.01.
Item 8.01. Other Events.
On July 31, 2017, Chegg issued a press release announcing the launch of the Offering entitled “Chegg Announces Proposed Follow-on Offering” and, on August 2, 2017, Chegg issued a press release announcing the pricing of the Offering entitled “Chegg Announces Pricing of Follow-on Offering.” A copy of each of these press releases is furnished as Exhibit 99.01 and Exhibit 99.02, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
1.01	Underwriting Agreement among Chegg, Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated August 2, 2017
5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)
99.01	Press release issued by Chegg, Inc., dated July 31, 2017
99.02	Press release issued by Chegg, Inc., dated August 2, 2017
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding the anticipated use of proceeds of the Offering and the timing of completion of the Offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including those described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, as well as those discussed in the prospectus related to the Offering, the documents incorporated by reference herein and therein, any related free writing prospectus, and subsequent filings with the SEC. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown Chief Financial Officer
Date: August 3, 2017

EXHIBIT INDEX

Number	Description
1.01	Underwriting Agreement among Chegg, Inc., Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated August 2, 2017
5.01	Opinion of Fenwick & West LLP
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)
99.01	Press release issued by Chegg, Inc., dated July 31, 2017
99.02	Press release issued by Chegg, Inc., dated August 2, 2017